UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, the stockholders of Stratus Properties Inc. (the “Company”) approved the 2017 Stock Incentive Plan (the “Plan”) at the Company’s 2017 annual meeting of stockholders. The purpose of the Plan is to motivate high levels of performance, align the interests of the Company’s employees and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in the Company, and providing a means for recognizing their contributions to the success of the Company.

The compensation committee of the Company's board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. The nominating and corporate governance committee will administer the Plan as it pertains to awards made to our non-employee directors.

The types of awards that may be granted under the Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The Plan authorizes the issuance of up to 180,000 shares of common stock. No participant may be granted in any single year awards that relate to more than 50,000 shares of the Company’s common stock. Non-employee directors may not be granted in any single year awards that relate to more than 20,000 shares of the Company’s common stock. Additionally, the value of other stock-based awards that are valued in dollars and that are scheduled to be paid out to a participant in any calendar year cannot exceed $750,000.

The Plan may be amended or discontinued at any time by the Company's board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. No amendment or discontinuance of the Plan may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 18, 2027.

For further information regarding the Plan, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2017. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2017 annual meeting of stockholders on May 18, 2017, in Austin, Texas. At the annual meeting, the Company’s stockholders (1) elected James E. Joseph and Michael D. Madden to serve as Class I directors of the Company, each for a three-year term; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and (4) approved the adoption of the Company’s 2017 Stock Incentive Plan.

Of the 8,126,502 shares of the Company’s common stock outstanding as of the record date, 7,621,249 shares were represented in person or by proxy at the annual meeting. The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1:     Election of two Class I director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

James E. Joseph	4,924,912	92,845	2,603,492
Michael D. Madden	4,893,926	123,831	2,603,492

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,877,623	128,754	11,380	2,603,492

Proposal No. 3:     Ratification of the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes

7,536,850	40,115	44,284	N/A

Proposal No. 4: Adoption of the 2017 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,893,681	115,653	8,423	2,603,492

9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: May 18, 2017

Stratus Properties Inc.
Exhibit Index

Exhibit Number
10.1	Stratus Properties Inc. 2017 Stock Incentive Plan.